UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2013, Allergan, Inc., a Delaware corporation (“Allergan”), completed its acquisition of all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of MAP Pharmaceuticals, Inc., a Delaware corporation (“MAP”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 22, 2013, by and among Allergan, Groundhog Acquisition, Inc. (the “Purchaser”) and MAP.

Allergan’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by the Purchaser for the Shares at a price of $25.00 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 31, 2013, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, filed by Allergan and the Purchaser with the Securities and Exchange Commission on January 31, 2013 (the “Offer”), followed by the merger of the Purchaser with and into MAP, with MAP surviving as a wholly owned subsidiary of Allergan (the “Merger”).

The Offer expired at 12:00 midnight, New York City time, on Thursday, February 28, 2013. Based upon information provided by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, an aggregate of approximately 27,783,059 Shares were validly tendered and not withdrawn, representing approximately 77.9% of the Shares then outstanding, and an additional 2,717,161 Shares were tendered under guaranteed delivery procedures. On March 1, 2013, the Purchaser accepted for payment all validly tendered and not withdrawn Shares and made payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On March 1, 2013, Allergan issued a press release announcing the successful completion of the Offer.

Following the Purchaser’s acceptance for payment of all validly tendered and not withdrawn Shares on March 1, 2013, pursuant to the terms of the Merger Agreement, the Purchaser completed the Merger in accordance with the provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of the stockholders of MAP. MAP was the surviving corporation in the Merger, and, as a result of the Merger, has become a wholly owned subsidiary of Allergan. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to MAP’s Current Report on Form 8-K filed with the SEC on January 23, 2013 and is incorporated herein by reference.

The aggregate merger consideration paid by Allergan was approximately $961 million, plus related transaction fees and expenses.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 hereof, which are incorporated herein by reference, and pursuant to the Merger Agreement, MAP no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on March 1, 2013, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.02 Unregistered Sale of Equity Securities.

On March 1, 2013, pursuant to the Merger Agreement, Purchaser exercised its right (the “Top-Up Option”) to purchase directly from the Company 43,120,229 newly-issued Shares (the “Top-Up Option Shares”) at $25.00 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding. Purchaser remitted the purchase price to the Company in the form of cash equal to $431,202.29 plus a non-negotiable and non-transferable promissory note, issued by Purchaser and full recourse against Purchaser and Allergan, to the Company, in the aggregate principal amount of $1,077,574,522.71, bearing interest at 5% per annum, with principal and interest due one year after the date of execution and delivery of such promissory note, prepayable in whole or in part without premium or penalty.

The Top-Up Option Shares, when combined with the number of Shares owned by Purchaser immediately prior to the exercise of the Top-Up Option, represented more than 90% of the outstanding Shares. The Top-Up Option Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013 and in connection with the transactions contemplated by the Merger Agreement, Thomas A. Armer, Gerri A. Henwood, Bernard J. Kelley, Matthew V. McPherron, Timothy S. Nelson, W. James O’Shea, Scott R. Ward and H. Ward Wolff resigned as directors of MAP, and David E.I. Pyott, Jeffrey L. Edwards and Arnold A. Pinkston became directors of MAP. Each director resigned pursuant to the Merger Agreement and no director resigned because of any disagreement with the Company on any matter relating to MAP’s operation, policies, or practices.

Information about David E.I. Pyott, Jeffrey L. Edwards and Arnold A. Pinkston has been previously disclosed in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on January 31, 2013 and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on the Effective Date, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, on the Effective Date, the Company’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by MAP with the SEC on January 23, 2013).

3.1	Amended and Restated Certificate of Incorporation of MAP Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of MAP Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary